UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 28, 2024

Proficient Auto Logistics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42035	93-1869180
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

12276 San Jose Blvd., Suite 426

Jacksonville, FL 32223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 506-7918

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PAL	Nasdaq Global Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2024, the Board of Directors (the “Board”) of Proficient Auto Logistics, Inc. (the “Company”) appointed Brenda Frank (“Ms. Frank”) to serve as a member of the Board effective immediately, to serve until the Company’s annual meeting of stockholders to be held in 2025. Ms. Frank has not been assigned to any committees of the Board.

Ms. Frank currently is the Group Senior Vice President of Human Resources, Buying Offices, at Ross Stores, Inc. (NASDAQ: ROST) (“Ross”), where she leads a team of over 80 professionals. Ms. Frank has worked at Ross since 2018. Ms. Frank was Chief People Officer of Stericycle (NASDAQ: SRCL) (“Stericycle”) from 2016 to 2018. Ms. Frank joined Stericycle as part of its acquisition of Shred-it. Ms. Frank was Executive Vice President of Human Resources, Franchise Relations, General Counsel & Secretary at Shred-it from 2010 to 2016. Ms. Frank worked on developing and executing the organizational redesign of Stericycle's largest business unit to integrate the Shred-it acquisition. Prior to Shred-it, Ms. Frank was Senior Vice President and General Manager of HR for Itochu International Inc, the North American flagship  of ITOCHU Corporation (TYO:8001) overseeing HR operations for investments in a variety of industries. Ms. Frank started her career as a lawyer for Wilson Sonsini Goodrich & Rosati and Proskauer Rose LLP. Ms. Frank received J.D. from the New York University School of Law and graduated magna cum laude with a B.S. in Accounting from the State University of New York at Albany.

There are currently no arrangements or understandings between Ms. Frank and any person pursuant to which Ms. Frank was selected as a director. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Ms. Frank, or any member of her immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Frank will receive cash compensation of $50,000 and restricted stock units in a value equal to $75,000 based on the fair market value of the Company’s common stock on the date of grant (pro-rated based on the effective date of Ms. Frank’s appointment), each as set forth in the Company’s 2024 Non-Employee Director Compensation Policy, filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed on April 11, 2024, as amended (Registration No. 333-278629) (the “Registration Statement”).

In connection with Mr. Frank’s appointment to the Board, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with Ms. Frank, the form of which is filed as Exhibit 10.1 to the Registration Statement. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, which is filed as Exhibit 10.1 to the Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press release, dated October 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2024.
Proficient Auto Logistics, Inc.

	By	/s/ Brad Wright
Brad Wright
Chief Financial Officer and Secretary